Structured Asset Trust Unit Repackagings (Saturns)
Corporate Bond TRACERS Units
CBT Series 2003-1 Units Trust
CUSIP NO. 12496DAA5
Distribution Date October 25, 2012
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning
Principal Amount
Principal Payment
Ending Principal
Amount
Fixed Rate
Accrual
Days
Day Count
Fixed Interest
Amount Due
Aggregate
Interest Due and
Unpaid
Total Distribution
$17,000,000.00 $3,000,000.00 $14,000,000.00 4.88400% 30 30/360 $69,190.00 $0.00 $3,069,190.00
Additional Information
70,083.65 $
77,500.00 $
416.67 $
476.98 $
CUSIP Moody's S & P Moody's Date S & P Date
12496DAA5
A3 A- Baa2 20-Sep-12 BBB- 5-Mar-10
Underlying Security Moody's S&P
Maturity Date
CUSIP No.
Moody's S&P
Interest Rate
Beginning
Principal
Balance
INT Payment
Received
PRI Payment
Received
Ending Principal
Balance
Bank of America Corporation 4.875% Senior Notes due 2013
Aa2
A+ January 15, 2013 060505AX2 Baa2 A- 4.8750% 1,000,000.00 1,000,000.00
Bank One Corporation 5.25% Subordinated Notes due 2013
A1 A- January 30, 2013 06423AAS2 A3 A- 5.2500% 1,000,000.00 1,000,000.00
BB&T Corporation 4.75% Subordinated Notes due 2012
A2
A- October 1, 2012 054937AD9 WR NR 4.7500% 1,000,000.00 $23,750.00 $1,000,000.00 -
Boeing Capital Corporation 5.80% Senior Notes due 2013
A3
A January 15, 2013 097014AH7 A2 A 5.8000% 1,000,000.00 1,000,000.00
Campbell Soup Company 5.00% Notes due 2012
A3 A December 3, 2012 134429AR0 A2 BBB+ 5.0000% 1,000,000.00 1,000,000.00
ConocoPhillips 4.75% Notes due 2012
A3
A- October 15, 2012 20825CAE4 WR NR 4.7500% 1,000,000.00 $23,750.00 $1,000,000.00 -
The Dow Chemical Company 6% Notes due 2012
A3
A- October 1, 2012 260543BR3 WR NR 6.0000% 1,000,000.00 $30,000.00 $1,000,000.00 -
Duke Energy Corporation 5.625% Senior Notes due 2012 Baa1 BBB+ November 30, 2012 264399EF9 A3 BBB+ 5.6250% 1,000,000.00 1,000,000.00
General Electric Company 5% Notes due 2013
Aaa
AAA February 1, 2013 369604AY9 Aa3 AA+ 5.0000% 1,000,000.00 1,000,000.00
The Goldman Sachs Group, Inc. 4.750% Notes due 2013
Aa3
A+ July 15, 2013 38141GDK7 A3 A- 5.7500% 1,000,000.00 1,000,000.00
John Deere Capital Corporation 5.10% Global Debentures due January 15, 2013
A3 A- January 15, 2013 244217BK0 A2 A 5.1000% 1,000,000.00 1,000,000.00
Johnson & Johnson 3.80% Debentures due May 15, 2013
Aaa
AAA May 15, 2013 478160AM6 Aaa AAA 3.8000% 1,000,000.00 1,000,000.00
Limited Brands, Inc. 6.125% Notes due December 1, 2012
Baa1
BBB+ December 1, 2012 532716AH0 Ba2 BB- 6.1250% 1,000,000.00 1,000,000.00
Marsh and McLennan Companies, Inc. 4.850% Senior Notes due 2013
A2 AA- February 15, 2013 571748AJ1 Baa2 BBB 4.8500% 1,000,000.00 1,000,000.00
Merck & Co., Inc. 4.375% Notes due 2013
Aaa
AAA February 15, 2013 589331AH0 Aa3 BB- 4.3750% 1,000,000.00 1,000,000.00
Verizon Virginia Inc. 4.625% Debentures, Series A, due 2013
Aa3
A+ March 15, 2013 92345NAA8 WR A- 4.6250% 1,000,000.00 1,000,000.00
Wal-Mart Stores, Inc. 4.55% Notes Due 2013
Aa2
AA May 1, 2013 931142BT9 Aa2 AA 4.5500% 1,000,000.00 1,000,000.00
Series 2002 A due 2012 17,000,000.00
TOTAL
COLLECTED $77,500.00 $3,000,000.00 14,000,000.00
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Current Ratings
Original Ratings Current Ratings
To the Holders of:
Swap Counterparty Payment Amount to Trustee
Trustee Payment to Swap Counterparty
Trustee Fees
Expense Account Deposit
Original Ratings